UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2019 (July 24, 2019)

Pensare Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Right and one Warrant	WRLSU	The Nasdaq Stock Market LLC
Common Stock, par value $0.001 per share	WRLS	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one share of Common Stock	WRLSR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRLSW	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement

General

On July 24, 2019, Pensare Acquisition Corp., a Delaware corporation (“Pensare”), Tango Merger Sub Corp., a Delaware corporation (“Merger Sub”), Stratos Management Systems Holdings, LLC, a Delaware limited liability company (“Holdings”), and Stratos Management Systems, Inc., a Delaware corporation (the “Company”) entered into a Business Combination Agreement (the “Agreement”) pursuant to which the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Pensare. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Agreement.

The Business Combination Agreement

The Business Combination

The Agreement provides Merger Sub surviving the Merger as a wholly owned subsidiary of Pensare (the “Surviving Corporation”). The Merger will occur upon the terms and subject to the conditions in the Agreement and in accordance with, the relevant provisions of the General Corporation Law of the State of Delaware.

Treatment of Company Stock

At the effective time of the Merger (the “Effective Time”), all shares of common stock of the Company (“Company Common Stock”) shall be canceled and Holdings, as sole stockholder of the Company, shall be entitled to receive an amount equal to $65,000,000 as of the closing of the Transactions (the “Closing”) (subject to certain potential adjustments set forth in the Agreement) (the “Consideration Amount”). At the Effective Time, Pensare shall deliver the Consideration Amount to Holdings as follows: (i) an amount in cash equal to one half of the Consideration Amount and (ii) shares of common stock of Pensare equal in value to one half the Consideration Amount (“Pensare Common Stock”).

Representations and Warranties

The Agreement contains customary representations and warranties of the Company relating to, among other things, its ability to enter into the Agreement, its outstanding capitalization and various aspects of its business.

The Agreement contains customary representations and warranties of Holding, Pensare, and Merger Sub relating to, among other things, their ability to enter into the Agreement, and in the case of Pensare and Merger Sub, their outstanding capitalization.

Certain Covenants of Pensare and the Company

The Agreement provides for customary pre-closing covenants, including the obligation of each of the Company and Pensare to use its commercially reasonable efforts to conduct its business in the ordinary course in a manner consistent with past practice, and each of the Company and Pensare has agreed not to take certain actions, except as expressly contemplated by other provisions of the Agreement, as required by law or unless the other parties consent in writing.

Proxy Statement

The Agreement provides that as promptly as practicable following the delivery of the Company’s required audited financial statements to Pensare, Pensare will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement to be sent to the stockholders of Pensare soliciting proxies from such stockholders to obtain the stockholder approval at the Stockholder Meeting to be held to consider approval and adoption of the Agreement, the Transaction and certain other stockholder proposals related thereto.

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Stockholders’ Meeting

Pursuant to the terms of the Agreement, the Pensare shall, promptly as reasonably practicable, call and hold a meeting of its stockholders for the purpose of seeking its stockholders’ approval of the Transaction and the Agreement (the “Stockholder Meeting”).

Extension

The Agreement provides that, if, by November 1, 2019, Pensare and Holdings determine that the Closing is unlikely to be consummated on or before December 1, 2019 (the “First Expiration Date”), then Pensare shall take all actions necessary to obtain the approval of the stockholders of Pensare to extend the deadline for Pensare to consummate its initial business combination (the “Extension”) to a date after the First Expiration Date but prior to the Outside Date (as specified below).

Conditions to the Closing of the Proposed Transaction

Consummation of the Transaction is subject to customary and other conditions, including (i) that the Pensare Proposals have been approved and adopted (ii) that no governmental authority has enacted, issued, promulgated, enforced or entered any law, rule, regulation, or order which would prohibit the consummation of the Merger, (iii) that immediately prior to the Effective Time, Pensare shall have at least an aggregate of $150,000,000 of cash after satisfaction of various obligations.

Termination of the Agreement

The Agreement is subject to termination prior to the Effective Time, notwithstanding any requisite approval and adoption of the Agreement and the Transactions by the stockholders of the Company or Pensare:

•	by the mutual written consent of Pensare and Holdings.

•	by either Pensare or Holdings if (i) the Merger shall not have been consummated prior to December 31, 2019 (the “Outside Date”), (ii) any governmental entity shall have issued a final, non-appealable order has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, including Merger; (iii) if the Pensare Proposals shall fail to receive the requisite vote for approval at the Pensare Stockholders’ Meeting.

•	by Pensare, if (i) there has been a breach by Holdings or the Company of any representation, warranty, covenant or agreement contained in the Agreement, or if any representation or warranty of the Company shall have become untrue, that would result in the failure of its closing conditions and such breach shall not have been cured or is not capable of being cured within 30 days after written notice of such breach; or (ii) the PCAOB Audited Financial Statements shall not have been delivered on or before August 2, 2019.

•	by Holdings if there has been a breach by Pensare or Merger Sub of any representation, warranty, covenant or agreement contained in the Agreement that would result in a failure of its closing conditions and such breach shall not have been cured or is not capable of being cured within 30 days after written notice of such breach.

•	by Pensare or Company, if Pensare failed to obtain an Extension prior to the consummation of the Transaction.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed with this Current Report on Form 8-K. The Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties thereto. In particular, the assertions embodied in representations and warranties by the Company, Pensare, Holdings and Merger Sub contained in the Agreement are qualified by information in the disclosure schedules provided by the Company, Pensare, Holdings and Merger Sub in connection with the signing of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Company, Pensare, Holdings and Merger Sub, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company, Pensare, Holdings and Merger Sub.

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The Lock-up Agreement

In connection with the Transaction, Pensare, Holdings and Navigation Capital Partners II, L.P. (“Navigation”) will enter into a Lock-up Agreement at the Closing (the “Lock-up Agreement”). Under the terms of the Lock-up Agreement, Holdings and Navigation will agree not to sell or otherwise transfer certain of the shares of Pensare Common Stock issued to Holdings in the Transactions which are beneficially owned by Navigation (or any of its permitted transferees) as specified therein. Such transfer restrictions will expire one year after the Closing or such earlier date as the founder shares held by Pensare’s initial stockholders may be released from the escrow arrangements entered into in connection with Pensare’s initial public offering.

Second Amended and Restated Charter

In connection with the Transaction, Pensare will amend and restate the Amended and Restated Certificate of Incorporation of Pensare (the “A&R Charter”) to, among other things, (a) eliminate certain provisions relating to Pensare being a special purpose acquisition company that will no longer be applicable to the combined company following the Closing, (b) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 and change the par value from $0.001 to $0.0001 per share, (c) increase the number of authorized shares of preferred stock from 1,000,000 to 5,000,000 and change the par value from $0.001 to $0.0001 per share, (d) create another class of directors so that there will be three classes of directors following the Closing and (e) eliminate the ability of stockholders to act by written consent (thereby requiring stockholders to act only at a duly called annual or special meeting of stockholders).

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Exhibit
2.1	Business Combination Agreement, dated as of July 24, 2019, by and among Pensare, Merger Sub, Holdings, and the Company.

10.1	Form of Lock-up Agreement, by and among Pensare, Holdings and Navigation Capital Partners II, L.P.

10.2	Second Amended and Restated Certificate of Incorporation of Pensare Acquisition Corp.

Additional Information

In connection with the proposed Merger, Pensare intends to file with the SEC a preliminary proxy statement relating to the Merger. Pensare will mail a definitive proxy statement and other relevant documents to the stockholders of Pensare. Stockholders of Pensare and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Pensare’s solicitation of proxies for the special meeting to be held to approve the Merger because these proxy statements will contain important information about Pensare, the Company, and the Merger. The definitive proxy statement will be mailed to stockholders of Pensare as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Pensare Acquisition Corp., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309.

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Participants in the Solicitation

Pensare, the Company and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC. Information about the directors and executive officers of Pensare is set forth in Pensare’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, which was filed with the SEC on June 14, 2019.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the proposed Business Combination will be set forth in the proxy statement when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Merger and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Pensare or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, and the closing of the proposed Transactions, any private placement and Pensare’s ability to enter into definitive agreements or consummate a transaction with a potential second target company. These statements are based on various assumptions and on the current expectations of Pensare and the Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Pensare and the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the industries in which the Company operates; the inability of the parties to successfully or timely consummate the proposed Transactions, including the risk that the approval of the stockholders of Pensare for the proposed Transactions is not obtained; failure to realize the anticipated benefits of the proposed Transactions, including as a result of a delay in consummating the proposed Transactions or a delay or difficulty in integrating the businesses of Pensare and the Company; the amount of redemption requests made by Pensare’s stockholders; Pensare’s ability to enter into definitive agreements or consummate a transaction with a second potential target company; those factors discussed in Pensare’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 under the heading “Risk Factors,” and other documents of Pensare filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Pensare nor the Company presently know or that Pensare and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Pensare’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. Pensare and the Company anticipate that subsequent events and developments will cause Pensare’s and the Company’s assessments to change. However, while Pensare and the Company may elect to update these forward-looking statements at some point in the future, Pensare and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Pensare’s and the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 30, 2019

Pensare Acquisition Corp.

By:	/s/ Darrell J. Mays
Name:	Darrell J. Mays
Title:	Chief Executive Officer

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